EXHIBIT 99.1
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N E W S   R E L E A S E
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For Immediate Release
August 24, 2005
Contact:  Michael Grebe
Interline Brands, Inc.
(904) 265-5317

                        INTERLINE BRANDS, INC. ANNOUNCES
                         ADDITION TO BOARD OF DIRECTORS
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JACKSONVILLE, FL - Interline Brands, Inc. (NYSE: IBI) announced today an addition to its Board of Directors.

Effective August 24, 2005, Michael DeDomenico has been elected as a member of Interline Brands' Board of Directors. Mr. DeDomenico is Chairman and Chief Executive Officer of NuCO2 (NASDQ: NUCO), a national distributor of beverage gases and services.

"We are very pleased to have Mike join our Board of Directors," said Michael Grebe, Interline Brands' President and Chief Executive Officer. "Mike has a broad background in industrial distribution and a proven track record of executing organic and acquisition growth strategies. His appointment as an independent director, and member of the Audit Committee, furthers our commitment to maintaining the highest corporate governance standards."

Mr. DeDomenico has been a director of NuCO2 since June 2000 and its Chief Executive Officer since September 2000. In October 2001, Mr. DeDomenico was elected Chairman of NuCO2's board.

Prior to joining NuCO2 Mr. DeDomenico was President and Chief Executive Officer of Praxair Distribution, Inc., a subsidiary of Praxair Inc. Mr. DeDomenico had been employed by Union Carbide Corp., the former parent of Praxair in various capacities since 1969. Mr. DeDomenico has a B.S. degree in economics and finance from Hofstra University and an M.B.A. degree from Georgia State University.


ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, specialty distributors, and other customers across North America and Central America.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the company's business strategy, outlook, earnings projections, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the failure to locate, acquire and integrate acquisition candidates, (including integrating Copperfield), material facilities systems disruptions and shutdowns, the dependence on key employees and certain other risks described in the company's Form 10-K (Commission File No. 001-32380). These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


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